June 2026

Pricing Supplement filed pursuant to Rule 424(b)(2) dated June 29, 2026 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS – Opportunities in U.S. and International Equities

GS Finance Corp.

$12,316,000 PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026

Principal at Risk Securities

The Performance Leveraged Upside SecuritiesSM (PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your PLUS at stated maturity is based on the performance of a weighted basket composed of the Invesco S&P 500® Equal Weight ETF (20.00% weighting), the iShares® 20+ Year Treasury Bond ETF (20.00% weighting), the iShares® Biotechnology ETF (15.00% weighting), the iShares® MSCI India ETF (15.00% weighting), the EURO STOXX 50® Index (10.00% weighting), the State Street® Financial Select Sector SPDR® ETF (10.00% weighting) and the VanEck Gold Miners ETF (10.00% weighting), as measured from the pricing date to and including the valuation date.

The return on your PLUS is linked, in part, to the performances of each of the Invesco S&P 500® Equal Weight ETF, the iShares® 20+ Year Treasury Bond ETF, the iShares® Biotechnology ETF, the iShares® MSCI India ETF, the State Street® Financial Select Sector SPDR® ETF and the VanEck Gold Miners ETF (each, an underlying ETF), and in each case not to that of the index on which such underlying ETF is based.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each basket component, of: (i) the basket component closing value of such basket component on the valuation date multiplied by (ii) its multiplier. The multiplier will equal, for each basket component, the quotient of (i) the weighting of such basket component multiplied by 100 divided by (ii) its initial basket component value ($213.05 with respect to the Invesco S&P 500® Equal Weight ETF, $87.45 with respect to the iShares® 20+ Year Treasury Bond ETF, $189.79 with respect to the iShares® Biotechnology ETF, $49.18 with respect to the iShares® MSCI India ETF, 6,231.63 with respect to the EURO STOXX 50® Index, $53.72 with respect to the State Street® Financial Select Sector SPDR® ETF and $75.68 with respect to the VanEck Gold Miners ETF).

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your PLUS will be positive and equal to the product of the leverage factor multiplied by the basket percent change, subject to the maximum payment at maturity. If the final basket value is less than the initial basket value, you will lose a portion of your investment. Declines in one or more basket components may offset increases in the other basket components. Due to the unequal weighting of each basket component, the performances of the basket components with greater weights will have a significantly larger impact on the return on your PLUS than the performances of the basket components with lesser weights.

The PLUS are for investors who seek the potential to earn 200% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing their entire investment if the final basket value has declined from the initial basket value.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Basket:

as described more fully below, a weighted basket composed of the Invesco S&P 500® Equal Weight ETF (current Bloomberg symbol: “RSP UP Equity”), the iShares® 20+ Year Treasury Bond ETF (current Bloomberg symbol: “TLT UQ Equity”), the iShares® Biotechnology ETF (current Bloomberg symbol: “IBB UQ Equity”), the iShares® MSCI India ETF (current Bloomberg symbol: “INDA UF Equity”), the EURO STOXX 50® Index (current Bloomberg symbol: “SX5E Index”), the State Street® Financial Select Sector SPDR® ETF (current Bloomberg symbol: “XLF UP Equity”) and the VanEck Gold Miners ETF (current Bloomberg symbol: “GDX UP Equity”)

Principal amount:

$12,316,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. On the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	June 29, 2026
Original issue date:	July 2, 2026
Valuation date:	December 23, 2026, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	December 30, 2026, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final basket value is greater than the initial basket value, $1,000 + the leveraged upside payment, subject to the maximum payment at maturity; or
•
if the final basket value is equal to or less than the initial basket value, $1,000 × the basket performance factor.

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	200.00%
Maximum payment at maturity:	$1,069.00 per PLUS (106.90% of the stated principal amount)
Basket percent change:	(final basket value - initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
CUSIP / ISIN:	40054RZ79 / US40054RZ794
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $971 per PLUS. See the page PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	1.75% ($215,530 in total)*	98.25% ($12,100,470 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $17.50 for each PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each PLUS as a structuring fee. Your investment in the PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 25,329 dated June 29, 2026.

FINAL TERMS (continued)
Basket (continued from previous page):	Basket component	Basket component weighting	Initial basket component value	Approximate Multiplier
	Invesco S&P 500® Equal Weight ETF	20.00%	$213.05	0.093874677
	iShares® 20+ Year Treasury Bond ETF	20.00%	$87.45	0.228702115
	iShares® Biotechnology ETF	15.00%	$189.79	0.079034723
	iShares® MSCI India ETF	15.00%	$49.18	0.305002033
	EURO STOXX 50® Index	10.00%	6,231.63	0.001604717
	State Street® Financial Select Sector SPDR® ETF	10.00%	$53.72	0.186150410
	VanEck Gold Miners ETF	10.00%	$75.68	0.132135307

We refer to each of the Invesco S&P 500® Equal Weight ETF, the iShares® 20+ Year Treasury Bond ETF, the iShares® Biotechnology ETF, the iShares® MSCI India ETF, the State Street® Financial Select Sector SPDR® ETF and the VanEck Gold Miners ETF singularly as a basket ETF and collectively as the basket ETFs, and we refer to the EURO STOXX 50® Index as the basket index and, together with the basket ETFs, as the basket components. The initial basket component value of each basket component is the basket component closing value of such basket component on the pricing date.

Underlying index:	with respect to a basket ETF, the index tracked by such basket ETF
Initial basket value:	100
Final basket value:	the basket closing value on the valuation date
Basket closing value:	the basket closing value on any day is the sum of the products of the basket component closing value of each basket component times the applicable multiplier for such basket component on such date.
Basket component closing value:	in the case of each basket component, the closing value of such basket component.
Multiplier:

Each multiplier will be set on the pricing date based on the applicable basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS and will equal, for each basket component, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket— Approximate Multiplier” above.

Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the PLUS will not be listed on any securities exchange or interdealer quotation system

June 2026

The issue price, underwriting discount and net proceeds listed on the cover page relate to the PLUS we sell initially. We may decide to sell additional PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in PLUS will depend in part on the issue price you pay for such PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your PLUS

The estimated value of your PLUS at the time the terms of your PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $971 per $1,000 principal amount, which is less than the original issue price. The value of your PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your PLUS at the time of pricing, plus an additional amount (initially equal to $29 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through September 26, 2026, as described below). On and after September 27, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your PLUS (if it makes a market) will equal approximately the then-current estimated value of your PLUS determined by reference to such pricing models.

With respect to the $29 initial additional amount:

• $11.5 will decline to zero on a straight-line basis from the time of pricing through September 26, 2026; and

• $17.5 will decline to zero on a straight-line basis from July 29, 2026 through August 11, 2026.

June 2026

About Your PLUS

The PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below and should be read in conjunction with such documents:

• General terms supplement no 17,745 dated January 20, 2026

• Underlier supplement no. 49 dated June 24, 2026

• Prospectus supplement dated February 14, 2025

• Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your PLUS.

We refer to the PLUS we are offering by this pricing supplement as the “offered PLUS” or the “PLUS”. Each of the offered PLUS has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 49 to “underlier(s)”, “indices”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “pricing date” and “underlying index publisher”, respectively.

The PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The PLUS will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 (the “PLUS”) can be used:

•
As an alternative to direct exposure to the basket that enhances returns for a limited range of positive performance of the basket, subject to the maximum payment at maturity
•
To potentially outperform the basket with respect to moderate increases in the basket from the initial basket value to the final basket value.

However, you will not receive dividends on the basket ETFs or the securities comprising the basket components (with respect to any basket component, the “basket component securities”) or any interest payments on your PLUS.

If the final basket value is less than the initial basket value, the PLUS are exposed on a 1:1 basis to the negative performance of the basket from the initial basket value to the final basket value.

Key Investment Rationale

The PLUS offer leveraged exposure to a limited range of positive performance of the basket. In exchange for enhanced performance of 200.00% of the appreciation of the basket, investors forgo performance above the maximum payment at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1.00% for every 1.00% decline in the basket value from the pricing date to the valuation date of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors will not receive dividends on the basket ETFs or the basket component securities or any interest payments on the PLUS and investors may lose their entire initial investment in the PLUS. All payments on the PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, within a limited range of positive performance. However, investors will not receive dividends on the basket ETFs or the basket component securities or any interest payments on the PLUS.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 200% of the increase in the value of the basket, subject to the maximum payment at maturity. For example, if the final basket value is 2.00% greater than the initial basket value, the PLUS will provide a total return of 4.00% at maturity.

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

The basket declines in value. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value. For example, if the final basket value is 30.00% less than the initial basket value, the PLUS will provide at maturity a loss of 30.00% of principal. In this case, you receive $700.00 per PLUS, or 70.00% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical basket component closing values of the basket components on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket components and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the basket over the life of your PLUS, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical basket component closing values shown elsewhere in this pricing supplement. For information about the historical values of the basket components during recent periods, see “The Basket and the Basket Components — Historical Basket Component Closing Values of the Basket Components and Basket Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your PLUS, tax liabilities could affect the after-tax rate of return on your PLUS to a comparatively greater extent than the after-tax return on the basket component securities.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$1,069.00 per PLUS (106.90% of the stated principal amount)
Minimum payment at maturity:	None

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

PLUS Payoff Diagram

Security Performance
Basket Performance
Maximum Payment at Maturity as % of Stated principal amount
Leveraged Performance
106.9%
100%
103.45%
100%
200
175
150
125
100
75
50
25
0
0
50
100
150
200
Hypothetical Payment at Maturity (as % of Stated Principal Amount)
Hypothetical Final Basket Value (as % of Initial Basket Value)

How it works

☐

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the basket from the pricing date to the valuation date of the PLUS, subject to the maximum payment at maturity.

Under the terms of the PLUS, investors will realize the maximum payment at maturity at a final basket value of 103.45% of the initial basket value.

	☐	If the basket appreciates 2.00%, investors will receive a 4.00% return, or $1,040.00 per PLUS.
☐	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the $1,000 stated principal amount per PLUS.
☐

Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the $1,000 stated principal amount, based on a 1.00% loss of principal for each 1.00% decline in the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

	☐	If the basket depreciates 30.00%, investors will lose 30.00% of their principal and receive only $700.00 per PLUS at maturity, or 70.00% of the stated principal amount.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
175.000%	106.900%
150.000%	106.900%
110.000%	106.900%
103.450%	106.900%
102.000%	104.000%
101.000%	102.000%
100.000%	100.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above:

•
If the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your PLUS at maturity would be 25.000% of the stated principal amount of your PLUS. As a result, if you purchased your PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final basket value were determined to be 175.000% of the initial basket value, the payment at maturity that we would deliver on your PLUS at maturity would be limited to the maximum payment at maturity, or 106.900% of each $1,000 principal amount of your PLUS. As a result, if you held your PLUS to the stated maturity date, you would not benefit from any increase in the final basket value over 103.450% of the initial basket value.

The following examples illustrate the hypothetical payment at maturity for each PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the basket components, calculated based on the key terms and assumptions above.

The values in Column A represent the hypothetical initial basket component values for each basket component, and the values in Column B represent the hypothetical final basket component values for each of the basket components. The percentages in Column C represent hypothetical final basket component values for each basket component in Column B expressed as percentages of the corresponding hypothetical initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each basket component, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket percent change will equal the quotient of (i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 1: The final basket value is greater than the initial basket value. The payment at maturity amount equals the maximum payment at maturity.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (20.00% weighting)	$100.00	$150.00	150.00%	0.20000	30.00
iShares® 20+ Year Treasury Bond ETF (20.00% weighting)	$100.00	$150.00	150.00%	0.20000	30.00
iShares® Biotechnology ETF (15.00% weighting)	$100.00	$150.00	150.00%	0.15000	22.50
iShares® MSCI India ETF (15.00% weighting)	$100.00	$150.00	150.00%	0.15000	22.50
EURO STOXX 50® Index (10.00% weighting)	100.00	150.00	150.00%	0.10000	15.00
State Street® Financial Select Sector SPDR® ETF (10.00% weighting)	$100.00	$150.00	150.00%	0.10000	15.00
VanEck Gold Miners ETF (10.00% weighting)	$100.00	$150.00	150.00%	0.10000	15.00
			Final Basket Value:		150.00
			Basket Percent Change:		50.00%

In this example, the hypothetical final basket component values for all of the basket components are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 150.00, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 plus the leveraged upside payment, which equals:

$1,000 + ($1,000 × 200.00% × 50.00%) = $2,000.00, which exceeds the maximum payment amount of $1,069.00.

Since this hypothetical payment at maturity exceeds the maximum payment amount, the hypothetical payment at maturity that we would deliver on your PLUS would be the maximum payment amount of $1,069.00 for each $1,000 principal amount of your PLUS (i.e. 106.90% of each $1,000 principal amount of your PLUS).

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (20.00% weighting)	$100.00	$101.00	101.00%	0.20000	20.20
iShares® 20+ Year Treasury Bond ETF (20.00% weighting)	$100.00	$101.00	101.00%	0.20000	20.20
iShares® Biotechnology ETF (15.00% weighting)	$100.00	$101.00	101.00%	0.15000	15.15
iShares® MSCI India ETF (15.00% weighting)	$100.00	$101.00	101.00%	0.15000	15.15
EURO STOXX 50® Index (10.00% weighting)	100.00	101.00	101.00%	0.10000	10.10
State Street® Financial Select Sector SPDR® ETF (10.00% weighting)	$100.00	$101.00	101.00%	0.10000	10.10
VanEck Gold Miners ETF (10.00% weighting)	$100.00	$101.00	101.00%	0.10000	10.10
			Final Basket Value:		101.00
			Basket Percent Change:		1.00%

In this example, the hypothetical final basket component values for all of the basket components are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 101.00, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 plus the leveraged upside payment, which equals:

$1,000 + ($1,000 × 200.00% × 1.00%) = $1,020.00.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value. The payment at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (20.00% weighting)	$100.00	$30.00	30.00%	0.20000	6.00
iShares® 20+ Year Treasury Bond ETF (20.00% weighting)	$100.00	$50.00	50.00%	0.20000	10.00
iShares® Biotechnology ETF (15.00% weighting)	$100.00	$100.00	100.00%	0.15000	15.00
iShares® MSCI India ETF (15.00% weighting)	$100.00	$100.00	100.00%	0.15000	15.00
EURO STOXX 50® Index (10.00% weighting)	100.00	104.50	104.50%	0.10000	10.45
State Street® Financial Select Sector SPDR® ETF (10.00% weighting)	$100.00	$104.50	104.50%	0.10000	10.45
VanEck Gold Miners ETF (10.00% weighting)	$100.00	$104.50	104.50%	0.10000	10.45

			Final Basket Value:		77.35
			Basket Percent Change:		-22.65%

In this example, the hypothetical final basket component values of the Invesco S&P 500® Equal Weight ETF and the iShares® 20+ Year Treasury Bond ETF are less than their applicable hypothetical initial basket component values, while the hypothetical final basket component values of the iShares® Biotechnology ETF and the iShares® MSCI India ETF are equal to their applicable hypothetical initial basket component values and the hypothetical final basket component values of the EURO STOXX 50® Index, the State Street® Financial Select Sector SPDR® ETF and the VanEck Gold Miners ETF are greater than their applicable hypothetical initial basket component values.

Because the basket components are unequally weighted, increases in the lower-weighted basket components may be more than offset by decreases in the higher-weighted basket components. In this example, the large declines in the values of the Invesco S&P 500® Equal Weight ETF and the iShares® 20+ Year Treasury Bond ETF result in the hypothetical final basket value being less than the initial basket value, even though the values of the iShares® Biotechnology ETF and the iShares® MSCI India ETF remained unchanged and the values of the EURO STOXX 50® Index, the State Street® Financial Select Sector SPDR® ETF and the VanEck Gold Miners ETF increased.

Because the hypothetical final basket value of 77.35 is less than the initial basket value, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 times the basket performance factor, which equals:

$1,000 x (77.35/100.00) = $773.50

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value. The payment at maturity is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Basket Component	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
Invesco S&P 500® Equal Weight ETF (20.00% weighting)	$100.00	$50.00	50.00%	0.20000	10.00
iShares® 20+ Year Treasury Bond ETF (20.00% weighting)	$100.00	$50.00	50.00%	0.20000	10.00
iShares® Biotechnology ETF (15.00% weighting)	$100.00	$50.00	50.00%	0.15000	7.50
iShares® MSCI India ETF (15.00% weighting)	$100.00	$50.00	50.00%	0.15000	7.50
EURO STOXX 50® Index (10.00% weighting)	100.00	50.00	50.00%	0.10000	5.00
State Street® Financial Select Sector SPDR® ETF (10.00% weighting)	$100.00	$50.00	50.00%	0.10000	5.00
VanEck Gold Miners ETF (10.00% weighting)	$100.00	$50.00	50.00%	0.10000	5.00
			Final Basket Value:		50.00
			Basket Percent Decrease:		-50.00%

In this example, the hypothetical final basket component values for all of the basket components are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 50.00 is less than the initial basket value, the hypothetical payment at maturity for each $1,000 principal amount of your PLUS will equal $1,000 times the basket performance factor, which equals:

$1,000 x (50.00/100.00) = $500.00

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

An investment in your PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement and the accompanying general terms supplement. Your PLUS are a riskier investment than ordinary debt securities. Also, your PLUS are not equivalent to investing directly in the basket component securities, i.e., with respect to a basket component to which your PLUS are linked, the securities comprising such basket component. You should carefully consider whether the offered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your PLUS Do Not Bear Interest

You will not receive any interest payments on your PLUS. As a result, even if the payment at maturity payable for your PLUS on the stated maturity date exceeds the stated principal amount of your PLUS, the overall return you earn on your PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose Your Entire Investment in the PLUS

You can lose your entire investment in the PLUS. The cash payment on your PLUS, if any, on the stated maturity date will be based on the performance of a weighted basket composed of the basket components as measured from the initial basket value to the basket closing value on the valuation date. If the final basket value is less than the initial basket value, you will lose 1.00% of the stated principal amount of your PLUS for every 1.00% decline in the basket value from the pricing date to the valuation date of the PLUS, and you will lose a significant portion or all of your investment. Thus, you may lose your entire investment in the PLUS, which would include any premium to principal amount you paid when you purchased the PLUS.

Also, the market price of your PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your PLUS. Consequently, if you sell your PLUS before the stated maturity date, you may receive far less than the amount of your investment in the PLUS.

The PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the PLUS will be based on the performance of the basket components, the payment of any amount due on the PLUS is subject to the credit risk of GS Finance Corp., as issuer of the PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the PLUS. The PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the PLUS, to pay all amounts due on the PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Return on Your PLUS Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your PLUS will be limited because of the maximum payment at maturity. The maximum payment at maturity will limit the payment at maturity you may receive for each of your PLUS, no matter how much the value of the basket may rise over the life of your PLUS. Although the leverage factor provides 200.00% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 106.90% of the stated principal amount per PLUS,

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

any increase in the final basket value over the initial basket value by more than 3.45% of the initial basket value will not further increase the return on the PLUS. Accordingly, the amount payable for each of your PLUS may be significantly less than it would have been had you invested directly in the basket components.

The Lower Performance of One Basket Component May Offset an Increase in Any Other Basket Component

Declines in the value of one basket component may offset an increase in the value of any other basket component. As a result, any return on the basket — and thus on your PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your PLUS at maturity. In addition, because the basket components are not equally weighted, increases in the lower weighted underlying basket components may be offset by even small decreases in the more heavily weighted basket components.

The Return on Your PLUS Will Not Reflect Any Dividends Paid on the Basket ETFs or Any Basket Component Security

The return on your PLUS will not reflect the return you would realize if you actually owned shares of the basket ETFs or basket component securities and received the distributions paid on the shares of such basket component. You will not receive any dividends that may be paid on any of the basket component securities by the basket component security issuers or on the shares of the basket ETFs. See “—Investing in the PLUS Is Not Equivalent to Investing in the Basket ETFs or the Basket Component Securities; You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket ETFs or Any Basket Component Security” below for additional information.

The Estimated Value of Your PLUS At the Time the Terms of Your PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your PLUS

The original issue price for your PLUS exceeds the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your PLUS”. Thereafter, if GS&Co. buys or sells your PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your PLUS as of the time the terms of your PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your PLUS May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your PLUS as of the time the terms of your PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your PLUS.

In addition to the factors discussed above, the value and quoted price of your PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your PLUS, including the price you may receive for your PLUS in any market making transaction. To the extent that GS&Co. makes a market in the PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured PLUS (and subject to the declining excess amount described above).

Furthermore, if you sell your PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the PLUS. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Amount Payable on Your PLUS Is Not Linked to the Basket Component Closing Values of the Basket Components at Any Time Other than the Valuation Date

The final basket value will be based on the basket component closing value of each of the basket components on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the basket component closing values of the basket components dropped precipitously on the valuation date, the payment at maturity for your PLUS may be significantly less than it would have been had the payment at maturity been linked to the basket component closing values of the basket components prior to such drop in the values of the basket components. Although the actual value of the basket components on the stated maturity date or at other times during the life of your PLUS may be higher than the basket component closing values of the basket components on the valuation date, you will not benefit from the basket component closing values of the basket components at any time other than on the valuation date.

The Market Value of Your PLUS May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your PLUS, we mean the value that you could receive for your PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your PLUS, including:

•
the value of the basket and the basket components;
•
the volatility – i.e., the frequency and magnitude of changes – in the basket component closing values of the basket components;
•
the dividend rates of the basket component securities;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component securities, and which may affect the basket component closing values of the basket components;
•
interest rates and yield rates in the market;
•
the time remaining until your PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Without limiting the foregoing, the market value of your PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your PLUS before maturity, including the price you may receive for your PLUS in any market making transaction. If you sell your PLUS before maturity, you may receive less than the principal amount of your PLUS or the amount you may receive at maturity.

You cannot predict the future performance of the basket components based on their historical performance. The actual performance of the basket components over the life of the offered PLUS or the payment at maturity may bear little or no relation to the historical basket component closing values of the basket components or to the hypothetical examples shown elsewhere in this pricing supplement.

Investing in the PLUS Is Not Equivalent to Investing in the Basket ETFs or the Basket Component Securities; You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket ETFs or Any Basket Component Security

Investing in your PLUS is not equivalent to investing in the basket ETFs or the basket component securities and will not make you a holder of any shares of the basket ETFs or the basket component securities. Neither you nor any other holder or owner of your PLUS will have any rights with respect to the basket ETFs or the basket component securities, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket ETFs or the basket component security issuers or any other rights of a holder of shares of the basket ETFs or the basket component securities. Your PLUS will be paid in cash and you will have no right to receive delivery of any shares of the basket ETFs or any basket component securities.

We May Sell an Additional Aggregate Stated Principal Amount of the PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the PLUS subsequent to the date of this pricing supplement. The issue price of the PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the PLUS. If you purchase PLUS at a price that differs from the stated principal amount of the PLUS, then the return on your investment in such PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on PLUS purchased at stated principal amount. If you purchase your PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the PLUS will be lower than it would have been had you purchased the PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Risks Related to the Basket ETFs

Except to the Extent that the Common Stock of The Goldman Sachs Group, Inc. Is One of the Common Stocks Currently Held by a Basket ETF and One of the Common Stocks that Comprise Its Index, and Except to the Extent that GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of a Basket ETF, There Is No Affiliation Between the Basket Component Investment Advisor of Such Basket ETF or Its Basket Component Publisher and Us

The common stock of The Goldman Sachs Group, Inc. is one of the basket component securities comprising the S&P 500® Equal Weight Index and is one of the common stocks currently held by the Invesco S&P 500® Equal Weight ETF. In addition, GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the basket ETFs, and, at any time, may hold shares of the basket ETFs. Goldman Sachs is not otherwise affiliated with the basket component investment advisors, basket component publishers or the issuers of the basket component securities. We or our affiliates may currently or from time to time in the future engage in business with the basket component investment advisors, basket component publishers or the issuers of the basket component securities. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket ETFs, the underlying indices or the issuers of the basket component securities. You, as an investor in your PLUS, should make your own investigation into the basket ETF, the index and the issuers of the basket component securities.

Other than as set forth herein with respect to The Goldman Sachs Group, Inc., neither the basket component investment advisors nor any of the other issuers of the basket component securities are involved in the offering of your PLUS in any way and none of them have any obligation of any sort with respect to your PLUS. Thus, neither the basket component investment advisors nor any issuers of the other basket component securities have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your PLUS.

The Policies of the Basket Component Investment Advisor of the Basket ETFs and of the Publisher of the Underlying Index Tracked By Any Basket ETF Could Affect the Amount Payable on Your PLUS and Their Market Value

The basket component investment advisor of the basket ETFs may from time to time be called upon to make certain policy decisions or judgments with respect to such basket ETF, including those concerning the calculation of the net asset value of such basket ETF, additions, deletions or substitutions of securities held by such basket ETF and the manner in which changes affecting the underlying index for such basket ETF are reflected in such basket ETF that could affect the market price of the shares of that basket ETF, and therefore, the amount payable on your PLUS on the stated maturity date. The amount payable on your PLUS and their market value could also be affected if the basket component investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such basket ETF, or if the basket component investment advisor discontinues or suspends calculation or publication of the net asset value of such basket ETF, in which case it may become difficult or inappropriate to determine the market value of your PLUS.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the basket component closing value of the basket ETFs on the valuation date — and thus the amount payable on the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the basket component closing value of the basket components on the valuation date and the payment at maturity more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange Traded Fund” and “— Role of Calculation Agent” in the accompanying general terms supplement.

In addition, the publisher of the underlying index of any basket ETF owns that underlying and is responsible for the design and maintenance of that underlying index. The policies of a publisher of any basket ETF’s underlying index concerning the calculation of a particular underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that underlying index, could affect the value of that underlying index and, consequently, could affect the market prices of shares of the related basket ETF and, therefore, the amount payable on your PLUS and their market value.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

There Is No Assurance That an Active Trading Market Will Continue For the Basket ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket ETFs Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the basket ETFs and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket ETF or that there will be liquidity in the trading market.

In addition, each basket ETF is subject to management risk, which is the risk that the basket component investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No basket ETF is actively managed and each basket ETF may be affected by a general decline in market segments relating to its underlying index. The basket component investment advisor invests in securities included in, or representative of, the underlying index regardless of their investment merits. The basket ETFs investment advisor does not attempt to take defensive positions in declining markets. In addition, each basket ETFs’ investment advisor may be permitted to engage in securities lending with respect to a portion of a basket ETF’s total assets, which could subject the basket ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the basket ETFs are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each basket ETFs is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the basket ETFs will continue to meet the applicable listing requirements, or that the basket ETFs will not be delisted.

Each Basket ETF and Its Underlying Index Are Different and the Performance of Each Basket ETF May Not Correlate With the Performance of Its Underlying Index

Each basket ETF may not hold all or substantially all of the securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of each basket ETF is generally linked to the performance of its underlying index, the performance of each basket ETF is also linked in part to shares of securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its basket component investment advisor.

Imperfect correlation between a basket ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of a basket ETF’s performance from that of its underlying index.

In addition, the performance of each basket ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of each basket ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each basket ETF and its underlying index. Finally, because the shares of each basket ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of a basket ETF may differ from the net asset value per share of that basket ETF.

For all of the foregoing reasons, the performance of any basket ETF may not correlate with the performance of its underlying index. Consequently, the return on the PLUS will not be the same as investing directly in each basket ETF’s underlying index or in any of the respective basket component securities comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each underlying index.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Risks Related to the iShares® MSCI India ETF, the VanEck Gold Miners ETF and the EURO STOXX 50® Index

An Investment in the Offered PLUS Is Subject to Risks Associated with Foreign Securities Markets

The value of your PLUS is linked, in part, to the iShares® MSCI India ETF and the VanEck Gold Miners ETF that hold stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries, and, in part, to the EURO STOXX 50® Index that is comprised of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® MSCI India ETF or the VanEck Gold Miners ETF are not traded, the value of the securities underlying such basket components may change on days when shareholders will not be able to purchase or sell shares of such basket components. This could result in premiums or discounts to a basket component’s net asset value that may be greater than those experienced by an exchange traded fund that does not hold foreign assets.

The countries whose markets are represented by the iShares® MSCI India ETF and the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the basket component investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the basket component.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Component with Basket Component Securities from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the PLUS

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket component with basket component securities from one or more foreign securities markets and could negatively affect your investment in the PLUS in a variety of ways, depending on the nature of such government regulatory action and the basket component securities that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket component securities that are currently included in a basket component or that in the future are included in a basket component, such basket component securities may be removed from a basket component. If government regulatory action results in the removal of basket component securities that have (or historically have had) significant weight in a basket component, such removal could have a material and negative effect on the value of such basket component and, therefore, your investment in the PLUS. Similarly, if basket component securities that are subject to those executive orders or subject to other government regulatory action are not removed from a basket component, the value of the PLUS could be materially and negatively affected, and transactions in, or holdings of, the PLUS may become prohibited under United States law. Any failure to remove such basket component securities from a basket component could result in the loss of a significant portion or all of your investment in the PLUS, including if you attempt to divest the PLUS at a time when the value of the PLUS has declined.

Additional Risks Related to the iShares® MSCI India ETF and the VanEck Gold Miners ETF

Your Investment in the PLUS Will Be Subject to Foreign Currency Exchange Rate Risk

The iShares® MSCI India ETF and the VanEck Gold Miners ETF each hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by a basket ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the value of a basket ETF may not increase even if the non-dollar value of the asset held by such basket ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your PLUS. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• the balance of payments among countries;

• the extent of government surpluses or deficits in the relevant foreign country and the United States; and

• other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the PLUS and values of the basket ETFs could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Even Though Currencies Trade Around-The-Clock, Your PLUS Will Not

Your PLUS are linked to a basket components that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your PLUS, if any trading market develops, will not conform to the hours during which the currencies in which the basket component is denominated or in which the basket component securities trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your PLUS. The possibility of these movements should be taken into account in relating the value of your PLUS to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket components used to calculate the amount payable on your PLUS. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Additional Risks Related to the iShares® 20+ Year Treasury Bond ETF

Your Investment Is Subject to Concentration Risks

The iShares® 20+ Year Treasury Bond ETF invests in U.S. Treasury bonds that are all obligations of the United States with a similar remaining time to maturity. As a result, the iShares® 20+ Year Treasury Bond ETF is concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the PLUS will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the iShares® 20+ Year Treasury Bond ETF, the return on your investment in the PLUS will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the iShares® 20+ Year Treasury Bond ETF. In addition, to the extent that any such decrease in demand is more concentrated in the particular U.S. Treasury bond maturities owned by the iShares® 20+ Year Treasury Bond ETF, the iShares® 20+ Year Treasury Bond ETF could be severely affected.

The iShares® 20+ Year Treasury Bond ETF May Change in Unexpected Ways

The underlying index to which the iShares® 20+ Year Treasury Bond ETF is linked tends to have very limited public disclosure about the underlying index. The index sponsor of this index retains discretion to make changes to the underlying index at any time. The lack of detailed information about the underlying index and how its constituents may change in the future creates the risk that the underlying index could change in the future to perform much differently from the way it would perform if such changes were not made. If the underlying index is changed in unexpected ways, the iShares® 20+ Year Treasury Bond ETF would similarly change to better reflect the underlying index. The performance of the iShares® 20+ Year Treasury Bond ETF could be adversely affected in that case, which could adversely affect your investment in the PLUS.

Your Investment Is Subject to Income Risk and Interest Rate Risk

The iShares® 20+ Year Treasury Bond ETF’s income may decline when interest rates fall. This decline can occur because the iShares® 20+ Year Treasury Bond ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the iShares® 20+ Year Treasury Bond ETF’s investment objective or are called, bonds in the underlying index are substituted or the iShares® 20+ Year Treasury Bond ETF otherwise needs to purchase additional bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by the iShares® 20+ Year Treasury Bond ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Bonds with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than bonds with shorter durations. If any of these events occur, the shares of the iShares® 20+ Year Treasury Bond ETF invested in bonds and the amount payable on your PLUS could be adversely affected.

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Risks Related to the iShares® Biotechnology ETF

The iShares® Biotechnology ETF Is Concentrated in the Biotechnology Industry and Does Not Provide Diversified Exposure

The iShares® Biotechnology ETF stocks are not diversified and are concentrated in the biotechnology industry, which means the iShares® Biotechnology ETF is more likely to be more adversely affected by any negative performance of the biotechnology industry than a basket ETF that includes more diversified stocks across a number of sectors. Companies in the biotechnology industry spend heavily on research and development, and their products or services may not prove commercially successful or may become obsolete quickly. The biotechnology industry is subject to a significant amount of governmental regulation, and changes in governmental policies and the need for regulatory approvals may have a material adverse effect on this industry. Companies in the biotechnology industry are subject to risks of new technologies and competitive pressures and are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies.

The iShares® Biotechnology ETF Recently Changed Its Underlying Index and Has Limited Historical Information Tracking Its Underlying Index

Prior to June 21, 2021, the iShares® Biotechnology ETF tracked the Nasdaq Biotechnology Index. Since June 21, 2021, the iShares® Biotechnology ETF began tracking the NYSE Biotechnology Index (formerly the ICE Biotechnology Index). Any historical information about the performance of the iShares® Biotechnology ETF for any period before June 21, 2021 is during a period in which the iShares® Biotechnology ETF tracked an index other than the NYSE Biotechnology Index and therefore should not be considered information relevant to how the iShares® Biotechnology ETF will perform as it tracks the NYSE Biotechnology Index. In addition, there can be no assurance that the iShares® Biotechnology ETF will not further change the underlying index it tracks in the future.

Additional Risks Related to the State Street® Financial Select Sector SPDR® ETF

The State Street® Financial Select Sector SPDR® ETF Is Concentrated in the Financial Sector and Does Not Provide Diversified Exposure

The State Street® Financial Select Sector SPDR® ETF is not diversified. The State Street® Financial Select Sector SPDR® ETF’s assets are concentrated in the financial sector, which means the State Street® Financial Select Sector SPDR® ETF is more likely to be more adversely affected by any negative performance of the financial sector than an underlier that has more diversified holdings across a number of sectors. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

Additional Risks Related to the VanEck Gold Miners ETF

The VanEck Gold Miners ETF Is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative performance of gold and silver mining companies than a basket ETF that includes more diversified stocks across a

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time, so the VanEck Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

A relatively small number of basket component stocks comprise a significant portion of the VanEck Gold Miners ETF. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

The VanEck Gold Miners ETF Recently Changed The Index It Tracks

Previously, the VanEck Gold Miners ETF tracked the NYSE® Arca Gold Miners Index®, but, after the close of trading on September 19, 2025, the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the VanEck Gold Miners ETF for any period before the close of trading on September 19, 2025 will be during a period in which the VanEck Gold Miners ETF tracked a different index, and therefore should not be considered information relevant to how the VanEck Gold Miners ETF will perform as it tracks the MarketVector Global Gold Miners Index. In addition, there can be no assurance that the VanEck Gold Miners ETF will not further change the underlying index it tracks in the future. See “The Basket and the Basket Components — The VanEck Gold Miners ETF” below for more information on the underlying index the VanEck Gold Miners ETF tracks.

Risks Related to Tax

The Tax Consequences of an Investment in Your PLUS Are Uncertain

The tax consequences of an investment in your PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your PLUS in your particular circumstances.

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your PLUS.

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GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Basket and the Basket Components

The Basket

The basket is composed of seven basket components with the following basket component weightings within the basket: the Invesco S&P 500® Equal Weight ETF (20.00% weighting), the iShares® 20+ Year Treasury Bond ETF (20.00% weighting), the iShares® Biotechnology ETF (15.00% weighting), the iShares® MSCI India ETF (15.00% weighting), the EURO STOXX 50® Index (10.00% weighting), the State Street® Financial Select Sector SPDR® ETF (10.00% weighting) and the VanEck Gold Miners ETF (10.00% weighting).

Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (the “basket ETF”) are issued by the Invesco Exchange-Traded Fund Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index (the “underlying index”). The underlying index consists of all of the components of the S&P 500® Index, which measures the performance of equity securities of larger U.S. companies. The underlying index is an equal-weighted version of the S&P 500® Index.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the underlying index on which the basket ETF is based. The basket ETF employs a “full replication” methodology in seeking to track its underlying index, meaning that it generally will invest in all of the securities comprising its underlying index in proportion to their weightings in the underlying index. However, under various circumstances, the basket ETF follows a strategy of “representative sampling”, which means the basket ETF’s holdings are not the same as those of its underlying index. The performance of the basket ETF may significantly diverge from that of its underlying index.
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Invesco Capital Management LLC currently serves as the investment advisor to the basket ETF.
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The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “RSP”.
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The trust’s SEC CIK Number is 0001209466.
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The basket ETF’s inception date was April 24, 2003.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten constituent stocks and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

iShares® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “basket ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index (the “underlying index”). The underlying index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the underlying index on which the basket ETF is based. The basket ETF follows a strategy of “representative sampling,” which means the basket ETF’s holdings are not the same as those of its underlying index. The performance of the basket ETF may significantly diverge from that of its underlying index.
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The basket ETF’s investment advisor is BlackRock Fund Advisors.
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The basket ETF’s shares trade on the Nasdaq under the ticker symbol “TLT”.
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The trust’s SEC CIK Number is 0001100663.
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The basket ETF’s inception date was July 22, 2002.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

iShares® Biotechnology ETF

The shares of the iShares® Biotechnology ETF (the “basket ETF”) are issued by the iShares® Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the NYSE Biotechnology Index (the “underlying index”). Effective November 3, 2023, the underlying index changed its name from ICE Biotechnology Index to NYSE Biotechnology Index. The underlying index measures the performance of U.S.-listed securities of the companies that are classified according to the ICE Uniform Sector Classification schema within the Biotechnology Sub-Industry Group (as determined by ICE Data Indices, LLC or its affiliates). Prior to June 21, 2021, the basket ETF tracked the Nasdaq Biotechnology Index.
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The basket ETF’s investment advisor is BlackRock Fund Advisors.
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The basket ETF’s shares trade on the Nasdaq under the ticker symbol “IBB”.
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The trust’s SEC CIK Number is 0001100663.
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The basket ETF’s inception date was February 5, 2001.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

iShares® MSCI India ETF

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The shares of the iShares® MSCI India ETF (the “basket ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI India Index (the “underlying index”). The underlying index is designed to measure the performance of equity securities of companies whose market capitalization represents the large- and mid-capitalization segments of the Indian securities market.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the underlying index on which the basket ETF is based. The basket ETF follows a strategy of “representative sampling,” which means the basket ETF’s holdings are not the same as those of its underlying index. The performance of the basket ETF may significantly diverge from that of its underlying index.
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The basket ETF’s investment advisor is BlackRock Fund Advisors.
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The basket ETF’s shares trade on Cboe BZX Exchange, Inc. under the ticker symbol “INDA”.
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The trust’s SEC CIK Number is 0001100663.
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The basket ETF’s inception date was February 2, 2012.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, the top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

EURO STOXX 50® Index, the basket component publisher and license agreement between the basket component publisher and the issuer, see “The Underliers - EURO STOXX 50® Index” in the accompanying underlier supplement.

The EURO STOXX 50® Index is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The PLUS or other financial instruments based on the basket component are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

State Street® Financial Select Sector SPDR® ETF

The shares of the State Street® Financial Select Sector SPDR® ETF (the “basket ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the “underlying index”). The underlying index includes companies in the S&P 500® Index that have been identified as Financial companies by the Global Industry Classification Standard, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; and consumer finance. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
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The return on your PLUS is linked to the performance of the basket ETF, and not to that of the underlying index on which the basket ETF is based. The performance of the basket ETF may significantly diverge from that of its underlying index.
•
The basket ETF’s investment advisor is SSGA Funds Management, Inc.
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The basket ETF's shares trade on the NYSE Arca under the ticker symbol “XLF”.
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The trust’s SEC CIK Number is 0001064641.
•
The basket ETF’s inception date was December 16, 1998.

Effective December 1, 2025, the underlying ETF changed its name from Financial Select Sector SPDR® Fund to State Street® Financial Select Sector SPDR® ETF

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “basket ETF”) are issued by VanEck ETF Trust (the “trust”), a registered investment company.

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The basket ETF is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MarketVector Global Gold Miners Index (the “underlying index”). The underlying index is comprised of publicly traded companies primarily involved in the gold and silver mining industry. Prior to the close of trading on September 19, 2025, the underlier tracked the NYSE® Arca Gold Miners Index®.
•
The return on your PLUS is linked to the performance of the basket ETF, and not to that of the underlying index on which the basket ETF is based. The performance of the basket ETF may significantly diverge from that of its underlying index.
•
The basket ETF’s investment advisor is Van Eck Associates.
•
The basket ETF’s shares trade on the NYSE Arca under the ticker symbol “GDX”.
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The trust’s SEC CIK Number is 0001137360.
•
The inception date for purposes of the ETF shares was May 16, 2006.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the basket ETF changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

Where Information About the Basket ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the basket ETF (including its fees, top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your PLUS and does not relate to the basket ETF. We have derived all information about the basket ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket ETF in connection with the offering of your PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket ETF could affect the value you will receive at maturity and, therefore, the market value of your PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Neither we nor any of our affiliates make any representation to you as to the performance of the basket ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket ETF. As an investor in a PLUS, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Component Closing Values of the Basket Components and Basket Closing Values

The respective basket component closing values of the basket components have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket components have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the basket component closing value of any of the basket components during any period shown below is not an indication that the basket components are more or less likely to increase or decrease at any time during the life of your PLUS.

You should not take the historical basket component closing values of the basket components or the historical basket closing values as an indication of the future performance of the basket components or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket, the basket components or the basket component securities will result in you receiving an amount greater than the outstanding principal amount of your PLUS on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the basket components. Before investing in the offered PLUS, you should consult publicly available information to determine the values of the basket components between the date of this pricing supplement and the date of your purchase of the offered PLUS and, given the recent volatility described above, you should pay particular attention to recent values of the basket components. The actual performance of each basket component over the life of the offered PLUS, as well as the payment at maturity, if any, may bear little relation to the historical basket component closing values shown below.

The graphs below show the daily historical basket component closing values of each basket component from January 1, 2021 through June 29, 2026. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and most bonds and, as a result, the level of most equity indices, most equity ETFs and most bond ETFs. We obtained the basket component closing values in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Invesco S&P 500® Equal Weight ETF

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the iShares® 20+ Year Treasury Bond ETF

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The iShares® Biotechnology ETF currently tracks the NYSE Biotechnology Index (formerly the ICE Biotechnology Index). Prior to June 21, 2021, the iShares® Biotechnology ETF tracked the Nasdaq Biotechnology Index. In the graph, closing prices to the left of the vertical solid line marker reflect the historical closing prices of the iShares® Biotechnology ETF while it tracked the Nasdaq Biotechnology Index. Closing prices to the right of the vertical solid line marker reflect the historical closing prices of the iShares® Biotechnology ETF tracking its current underlying index, the NYSE Biotechnology Index.

Historical Performance of the iShares® Biotechnology ETF

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the iShares® MSCI India ETF

Historical Performance of the EURO STOXX 50® Index

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Performance of the State Street® Financial Select Sector SPDR® ETF

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

In the graph for the VanEck Gold Miners ETF, historical closing levels after the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index after the close of trading on September 19, 2025 can be found to the right of the vertical solid line marker. Closing levels to the left of the vertical solid line marker reflect the closing levels of the VanEck Gold Miners ETF before the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index before the close of trading on September 19, 2025.

Historical Performance of the VanEck Gold Miners ETF*

* Prior to the close of trading on September 19, 2025, the VanEck Gold Miners ETF tracked the NYSE® Arca Gold Miners Index®. After the close of trading on September 19, 2025, the VanEck Gold Miners ETF started tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the VanEck Gold Miners ETF for any period before the close of trading on September 19, 2025 is during a period in which the VanEck Gold Miners ETF tracked a different underlying index, and therefore should not be considered information relevant to how the VanEck Gold Miners ETF will perform tracking the MarketVector Global Gold Miners Index.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Values

The following graph is based on the basket closing value for the period from January 1, 2021 through June 29, 2026 assuming that the basket closing value was 100 on January 1, 2021. We derived the basket closing values based on the method to calculate the basket closing value as described in this pricing supplement and on actual basket component closing values of the basket components on the relevant date. The basket closing value has been normalized such that its hypothetical value on January 1, 2021 was 100. As noted in this pricing supplement, the initial basket value will be set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the basket components.

Historical Performance of the Basket

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of each PLUS for U.S. federal income tax purposes that will be required under the terms of each PLUS, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

• a bank;

• a life insurance company;

• a regulated investment company;

• an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

• a tax exempt organization;

• a partnership;

• a person that owns a PLUS as a hedge or that is hedged against interest rate risks;

• a person that owns a PLUS as part of a straddle or conversion transaction for tax purposes; or

• a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your PLUS should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your PLUS is uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the PLUS, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Holders

This section applies to you only if you are a United States holder that holds your PLUS as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a PLUS and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of your PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket. Except as otherwise stated below, the discussion herein assumes that your PLUS will be so treated.

Upon the sale, exchange or maturity of your PLUS, you should recognize short-term capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your PLUS. Your tax basis in the PLUS will generally be equal to the amount that you paid for the PLUS. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your PLUS should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the PLUS is uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your PLUS in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your PLUS should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. In particular, the Internal Revenue Service could treat your PLUS as short-term debt instruments that provide for contingent payments. The discussion below addresses the tax treatment of your PLUS if they are treated as short-term debt instruments that provide for contingent payments.

Although there is no authority that specifically addresses the tax treatment of short-term debt instruments that provide for contingent payments, it is likely that you should not recognize any income prior to the sale, exchange or maturity of the PLUS. If you are an initial purchaser of the PLUS, upon the maturity of your PLUS you should recognize either ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your PLUS at such time and the amount you paid for your PLUS. Upon a sale or exchange of your PLUS prior to the maturity of your PLUS, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your PLUS and the amount received by you upon such sale or exchange, unless you sell or exchange your PLUS between the determination date and the maturity date, in which case it would be reasonable for you to treat substantially all of any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. You may be required to defer interest deductions that are allocable to your purchase of the PLUS. For more information, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Holders — Short-Term Debt Securities” in the accompanying prospectus.

It is also possible that your PLUS could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

It is possible that the Internal Revenue Service could seek to characterize your PLUS in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered PLUS, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the PLUS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating each PLUS for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your PLUS.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect a PLUS issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your PLUS.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your PLUS and, notwithstanding that we do not intend to treat the PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your PLUS.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of a PLUS and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your PLUS at maturity and, notwithstanding that we do not intend to treat each PLUS as debt for tax purposes, we intend to backup withhold on such payments with respect to your PLUS unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your PLUS should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your PLUS at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of each PLUS for U.S. federal income tax purposes are possible. Should an alternative characterization of each PLUS by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the PLUS to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of a PLUS should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your PLUS, could be collected via withholding. If these regulations were to apply to your PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket ETFs or on the stocks included in the basket index during the term of the PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your PLUS, your PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the PLUS will generally be subject to the FATCA withholding rules.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $17.50 for each PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each PLUS as a structuring fee. The costs included in the original issue price of the PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the PLUS against payment therefor in New York, New York on July 2, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the PLUS.

June 2026

GS Finance Corp. PLUS Based on the Value of a Basket Consisting of an Equity Index and Bond and Equity ETFs due December 30, 2026 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Validity of the PLUS and Guarantee

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the PLUS offered by this pricing supplement have been executed and issued by GS Finance Corp., such PLUS have been authenticated by the trustee pursuant to the indenture, and such PLUS have been delivered against payment as contemplated herein, (a) such PLUS will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such PLUS will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

June 2026